EXHIBIT 23.2

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals

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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 8 to Form SB-2 on Form S-1 of Xtra-Gold Resources Corp. and Subsidiaries of our report dated March 7, 2008 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

                                                        "DAVIDSON & COMPANY LLP"

Vancouver, Canada                                          Chartered Accountants

April 7, 2008

                               NEXIA INTERNATIONAL
           1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172